Exhibit 99.1

AITX's RAD Publishes Case Study Detailing RIO 180 with SARA's
Transformative Impact on Mobile Home Community Security

New Report Highlights Collaboration Between HUB Enterprises and Champion Real Estate Services, Demonstrating How Autonomous Solutions Restore Safety and Resident Confidence

Detroit, Michigan, October 14, 2025 - Artificial Intelligence Technology Solutions, Inc. (the Company), (OTCID:AITX), along with its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD), today announced the publication of a new case study detailing the successful deployment of RAD's RIO™ 180 units powered by SARA™ at a mobile home community managed by Champion Real Estate Services. The project, conducted in collaboration with RAD dealer HUB Enterprises, demonstrates how autonomous security solutions can dramatically reduce incidents, restore resident confidence, and redefine community safety.

SECURE
AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES

Artist's depiction of a RAD RIO 180 security tower helping secure a mobile home community.

The newly published case study, titled "Transforming Mobile Home Park Security with RAD and HUB Enterprises," showcases how the partnership between Champion, HUB, and RAD addressed long-standing security challenges at a large mobile home community. The report details how HUB deployed two RIO 180 units powered by RAD's agentic AI platform, SARA (Speaking Autonomous Responsive Agent), resulting in a near elimination of resident complaints and a sharp decline in trespassing, theft, and disruptive activity. This case joins a growing collection of real-world examples where RAD's autonomous technologies are redefining safety and operational efficiency across residential, commercial, and critical infrastructure sectors.

"HUB brought us a solution from RAD that works," said Shannon Noble, Managing Broker at Champion Real Estate Services. "The collaboration between Champion, HUB, and RAD has given us a new level of confidence in how we manage security at our communities. The LED display and talk-down features make a powerful impact. Residents see and hear that their community is protected, and it has completely changed the atmosphere."

"This worked where our patrols just couldn't," said Jarrett Willoughby of HUB Enterprises. "It's visible, it's active, and it gave Champion the confidence to start talking about more deployments right away. What really surprised us was SARA. We thought of it as just a monitoring tool, but the way it responds on its own, the speed of it, that's what really sold us."

"The results at Champion's community clearly show how technology-driven adoption can make neighborhoods safer," said Mark Folmer, CPP, PSP, President of RAD. "RIO powered by SARA provides an immediate and visible deterrent that residents recognize and appreciate. This collaboration with HUB and Champion demonstrates how autonomous security can deliver measurable improvements in safety and peace of mind."

The full case study is now available for download, offering detailed insights into how autonomous security solutions are transforming residential community safety. Property managers, security providers, and industry professionals are encouraged to review the results and explore how AI-powered autonomy can deliver stronger deterrence, faster response, and greater confidence for the communities they serve.

Sitting atop a standard RIO 180 configuration is a single ROSA™ units. ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at mobile home parks, retail centers, hospital campuses, multi-family communities, car rental locations and construction sites across the country.

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/